U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): June 29, 2007

Commission File Number: 333-131084

FLEURS DE VIE, INC.
(Name of Small Business Issuer in its Charter)

NEVADA	20-2388650
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

206 E. ROOSEVELT, BOERNE, TEXAS 78006
(Address of principal executive offices)

(830) 249-1679
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On or about June 29, 2007 (the “Closing”), certain majority shareholders of Fleurs de Vie, Inc. (the “Company,” “we,” and “us”), including Harold A. Yount, Jr. and Brenda P. Yount, our Chief Executive Officer and Vice President, respectively, Loev Corporate Filings, Inc. and David M. Loev (the “Sellers”), entered into a Stock Purchase Agreement with Huagin Zhou, Xiaojin Wang and Huakang Zhou (the “Acquirers”) and certain other third parties (the “Third Parties”), pursuant to which the Sellers sold an aggregate of 1,440,000 restricted shares of our common stock which they held (the “Restricted Shares”), representing approximately 77.5% of our outstanding common stock to the Acquirers (the “Stock Purchase”).  The purchase price paid to the Sellers for the Restricted Shares was $564,103 of which $50,000 had previously been received from the Acquirers in connection with the parties’ entry into a Letter of Intent.   Additionally, finders and consulting fees paid out of the purchase price received by the Sellers totaled approximately $170,000,

In connection with the Stock Purchase, the Sellers retained an aggregate of 210,000 shares of our common stock, which they held, which are subject to a “put” option. Pursuant to the “put” option, the Sellers will be able to sell any part of the 210,000 shares back to us during a period of sixty (60) days beginning on July 1, 2008, for consideration of $1.00 per share.  If we are unable to pay the Sellers in connection with the “put” option, for a period of five (5) days following any exercise of the “put” option by the Sellers, the Sellers have the right to require us to issue them additional shares of common stock equal to three (3) times the times the total amount of money owed pursuant to the “put” option divided by the closing price of our common stock on the day the “put” option was defaulted,.  For instance, if the value of our common stock was $0.10 per share on the day we fail to pay the Sellers in connection with their exercise of 100,000 shares pursuant to the “put” option (for $100,000 owed to the Sellers), we would owe such Sellers $100,000/($0.10) * 3 = 3,000,000 shares.

At the Closing, several of our non-affiliated shareholders also sold an aggregate of 105,000 free trading shares of our common stock to the Acquirers.

Pursuant to the Stock Purchase, the Acquirers agreed not to affect a reverse stock split of our outstanding common stock for a period of 12 months from any subsequent business combination which we may undertake.   Additionally, the Sellers agreed not to sell the 210,000 shares subject to the “put” option for a period of one (1) year following the Closing.

On or about July 30, 2007, the parties to the Stock Purchase entered into a First Amendment to Stock Purchase Agreement (the “First Amendment to SPA”).  The First Amendment to SPA added a new section to the original Stock Purchase, which provided that our current Chief Executive Officer and Director, Harold A. Yount, Jr. would remain a member of the Board of Directors for at least three (3) months from the date of the Stock Purchase, and for such additional period as the parties to the Stock Purchase agree.   Additionally, the First Amendment to the SPA provided that Mr. Yount would serve as our officer and Director and continue to prepare and file all Company reports with the Commission for as long as the Acquirers request, subject to Mr. Yount’s agreeing to continue to serve the Company in such positions (the “Services”).  In consideration for Mr. Yount agreeing to perform the Services on our behalf pursuant to the terms of the First Amendment to SPA, we agreed to pay Mr. Yount two thousand dollars ($2,000) per month during which he performs Services on our behalf, prorated for any partial month, for as long as he continues to perform Services on our behalf.

Employment Agreement

On or about July 30, 2007, with an effective date of July 1, 2007, we entered into a three (3) month Executive Employment Agreement (the “Employment Agreement”) with our Chief Executive Officer and Director, Harold A. Yount, Jr., whereby Mr. Yount agreed to serve as President, Chief Executive Officer and Director of the Company.  Pursuant to the Employment Agreement, Mr. Yount is to be paid $2,000 per month, in advance, for his service to the Company during the term of the Employment Agreement.  The $2,000 per month that Mr. Yount was provided pursuant to the terms of the Employment Agreement is not in addition to the $2,000 per month provided to him by the First Amendment to the SPA.

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It is anticipated that the Acquirors will enter into a Stock Exchange Agreement or other agreement in the future whereby Harbin D&C Electric Sci-tech Co. Ltd., a Chinese company and/or its U.S. incorporated parent company (“Harbin”), will become our wholly owned subsidiary and that our operations as a floral company will cease and that moving forward our sole business operations will be those of Harbin, however there can be no assurance such Stock Exchange or other agreement will be entered into shortly after the filing of this report, if at all.

About Harbin D&C Electric Sci-tech Co. Ltd.:

The company manufactures lithium ion cell batteries, suitable for use in cell phones.  Harbin has a sales force of approximately twenty-five salespersons, along with various other authorized sales agents.  The majority of Harbin’s raw materials for its batteries comes from suppliers within China.  Harbin currently has approximately 530 employees.

Assuming the completion of a future Share Exchange or related agreement involving the Company and Harbin in the future, of which there can be no assurance, the Company will supply audited and pro forma financial statements and greater disclosure regarding the operations, risks and business history of Harbin.

ITEM 5.01.	CHANGE IN CONTROL OF REGISTRANT.

As a result of the Stock Purchase, described above, the majority shareholders of the Company became Huagin Zhou, Xiaojin Wang and Huakang Zhou (the “Acquirors”), who together hold approximately 1,440,000 restricted shares of our common stock, representing approximately 77.5% of our outstanding common stock.  As a result, the Acquirors will exercise voting control over the Company and will effectively be able to determine through shareholder votes, the members of our Board of Directors; who our officers will be; whether we enter into any acquisitions or mergers in the future; and the direction and business operations of the Company.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On or about July 12, 2007, our Board of Directors increased the number of our members of the Board of Directors to two (2) and appointed David H. Smith as a Director of the Company.

David H. Smith, age 44, has served as the Senior Vice President of investment banking at American Union Securities, Inc. since April 2007.  From November 2006 until April 2007, Mr. Smith was self-employed as a financial and marketing consultant.  From November 2004 until January 2006, Mr. Smith was employed as a Vice President at Palladian Research, LLC, where he analyzed consumer stocks as a research analyst.  From October 1996 until November 2004, Mr. Smith served as an investment portfolio management, financial and marketing consultant, as well as President and Chief Executive Officer of Grayling Management Co.

Mr. Smith obtained his Bachelors Degree from the University of Delaware in Physics in 1984, his Masters Degree from the University of Delaware in Linguistics & English Literature in 1986, and his MBA from Columbia Business School in Finance and International Business in 1991.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit

10.1*	Stock Purchase Agreement
10.2*	First Amendment to Stock Purchase Agreement

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLEURS DE VIE, INC.

/s/ Harold A. Yount, Jr.
Harold A. Yount, Jr.
Chief Executive Officer

July 31, 2007